PORTIONS OF THIS DOCUMENT INDICATED BY AN ++ HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT OF SUCH INFORMATION.


                    THIRD AMENDMENT TO DISTRIBUTOR AGREEMENT

         This Third Amendment to Distributor Agreement ("Amendment") is effective as of December 31, 2005 and is by and between Nokia Inc. ("Nokia") and Brightpoint North America L.P. ("Brightpoint").

         WHEREAS, Nokia and Brightpoint entered into that certain Distributor Agreement dated as of October 29, 2001, as amended by Amendment No. 1 to the Distributor Agreement effective as of December 19, 2002, and by the Second Amendment to the Distributor Agreement effective as of December 27, 2003 (the "Agreement"); and

         WHEREAS, the parties now desire to amend the Agreement as provided in this Amendment;

         NOW, THEREFORE, for and in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto each agrees as follows:

1. Capitalized Terms. Capitalized terms used but not defined herein shall have the same meaning given to such terms in the Agreement.

2. Amendments. The Agreement is amended as set forth below. Unless otherwise specified, all section references are to sections of the Agreement, as previously amended.

         (a)      Section 1.3 is amended in its entirety as follows:

                  "1.3 During the period January 1, 2006 through December 31, 2006, Brightpoint agrees that its minimum purchase goal shall be ++ units of Nokia Handsets, and during the period January 1, 2007 through December 31, 2007, Brightpoint agrees that its minimum purchase goal shall be ++ units of Nokia Handsets."

         (b) Section 1.4 is amended by adding the following to the end thereof:

                  "Notwithstanding the foregoing or any other provision of this Agreement to the contrary, Nokia will have the unlimited right to sell and provide ++ for purchase on their own account or for distribution or resale to other third parties or individuals."

         (c)      Section 1.6 is amended in its entirety as follows:

                  "1.6     Intentionally left blank."

         (d) Section 2, Product Forecasts, of Amendment No. 1 to the Agreement, is deleted in its entirety. Section 2.4 of the Agreement, as amended in its entirety by the Second Amendment to the Agreement, shall remain in full force and effect. Sections 2.1, 2.2 and 2.3 of the Agreement (as Section 2.3 was amended by the Second Amendment to the Agreement) are each amended in their entirety as follows:

                  "2.1 On or before the tenth day of each month, Brightpoint will deliver to Nokia a written, non-binding forecast (each, a "Forecast") specifying Brightpoint's commercially reasonable estimate of the quantities of each Product that Brightpoint expects to purchase on a ++ rolling basis during the ++ following the date of such Forecast (each, a "Forecast Period"). Brightpoint acknowledges that each Forecast assists Nokia in maintaining an orderly production flow for the purpose of meeting Brightpoint's delivery requirements. The ++ of each Forecast shall be considered firm, and Brightpoint agrees to place Purchase Orders (as defined below) in accordance with each firm Forecast Period. In the event any Brightpoint Purchase Order exceeds any Forecast, Nokia will make every reasonable effort to meet Brightpoint's volume requirements on a timely basis, but shall not be bound for any Purchase Order volume that exceeds the applicable Forecast.

                   2.2 In order to be effective, all orders for Product by Brightpoint ("Purchase Orders") will specify the quantity of each type of Product to be purchased, the date or dates on which such Products are required to be shipped and/or provided to Brightpoint, the shipping method and the location to which such Products should be shipped, and such other information as reasonable required by Nokia. Unless otherwise agreed in writing, each Purchase Order will be submitted to Nokia in writing. Purchase Orders will be deemed accepted upon Nokia's delivery to Brightpoint of a quantity confirmation and shipping schedule for the Products on a "Nokia Confirmed Ship Date Report" that shall specify the date or dates on which NOKIA promises to ship and/or provide the Products to Brightpoint (each, a "Promise Date"). In the event that Nokia has not delivered a Nokia Confirmed Ship Date report within 10 business days after receiving such Purchase Order, such Purchase Order will be deemed accepted and the Requested Date(s) shall be automatically deemed the Promise Date(s). If Brightpoint does not object in writing to a Nokia Confirmed Ship Date within ++ days after receipt thereof, then the shipping schedule for such Purchase Order will be deemed to be firm as set forth in the applicable Nokia Confirmed Ship Date Report.

                   2.3 Subject to the restrictions set forth herein, Brightpoint may suspend a Purchase Order, in Brightpoint's sole discretion, by written notice from Brightpoint to Nokia at any time prior to ++ days immediately preceding the Promise Date for such Purchase Order as set forth in the Nokia Confirmed Ship Date Report, for a period not in excess of ++ days from such Promise Date. Brightpoint may exercise such postponement rights up to ++ times during each consecutive ++ month period during the Term. In addition to the foregoing postponement rights, in the event NOKIA fails to ship and/or provide the Products to Brightpoint within ++ business days from the Promised Date(s), Brightpoint shall have the right to cancel or adjust the applicable Purchase Order(s) without Nokia's approval or authorization. Each Purchase Order will be governed by all of the terms and conditions of this Agreement. Should the terms of any Purchase Order conflict with the terms of this Agreement, the terms and conditions of this Agreement shall govern. This Agreement will continue to apply to a Purchase Order pursuant to the terms of this Agreement until all obligations thereunder are performed. Nokia will be excused from delivering Products to Brightpoint to the extent that there are supply or production constraints that limit Nokia's production of such Products. In such an event, Nokia will be entitled to allocate its production of such Product among its customers and Nokia will immediately notify Brightpoint thereof and of the quantity of such Product allocated to Brightpoint."

         (e)      Section 3.2 is amended in its entirety as follows:

                  "3.2 All Product shipments will be made on a ++ to the Brightpoint delivery location specified in the applicable Purchase Order, with freight charges to be borne by ++. Nokia will bear the risk of loss to the destination and arrange for and absorb ++. Brightpoint will have the right to reject Products in a shipment if it determines that such Products are damaged or do not conform to the Nokia Confirmed Ship Date Report and notifies Nokia in writing thereof within two days after the date of delivery of the shipment to the designated ship-to location. Products will be deemed accepted if Brightpoint does not so notify Nokia."

         (f) Section 3.4 is amended by deleting the last sentence thereof that was added by Amendment No. 1 to the Agreement.

         (g)      Section 4.8 is deleted in its entirety.

         (h)      Section 5.1 is amended in its entirety as follows:

                  "If Brightpoint achieves a ++, Nokia's ++ share of all handsets sold by Brightpoint for its general distribution purposes in the Territory ++ during such calendar month. If Brightpoint does not achieve ++ Nokia's ++ of all handsets sold by Brightpoint for its general distribution purposes in the Territory ++ during such calendar month. Notwithstanding anything stated or implied in this Agreement to the contrary, Nokia agrees that Brightpoint can pursue a direct purchasing relationship with ++.

         (i) Section 5.3 is amended to delete ++ in the first sentence thereof and to replace such language with ++.

         (j)      Section 5.5(iv) is amended in its entirety as follows:

                  ++

         (k)      Section 8.7 is deleted in its entirety.

         (l)      Section 12.1 is amended in its entirety as follows:

                  "12.1 Unless earlier terminated in accordance with the provision of this Agreement, the term of this Agreement shall commence on January 1, 2002, and extend until January 1, 2008 ('Term')."

         (m)      Section 12.2 is amended in its entirety as follows:

                  "12.2 Either Party may terminate this Agreement immediately by written notice to the other party in the event that: (a) insolvency, bankruptcy or receivership proceedings are instituted by or against the other party; (b) the other party makes an assignment for the benefit of creditors; or (c) the other party ceases to conduct business. Either party may terminate this Agreement by written notice to the other in the event that the other party materially breaches this Agreement, and fails to cure such breach to the non-breaching party's satisfaction within 30 days of receipt of written notice specifying the breach. Failure to timely pay amounts due under this Agreement to the other party shall be deemed a material breach of this Agreement."

         (n)      Section 12.4 is amended in its entirety as follows:

                  "12.4 In connection with the expiration or termination of this Agreement for any reason, Nokia may request that Brightpoint continue to act as Nokia's non-exclusive distributor for a period not to ++ in order to facilitate the transition of responsibility for the distribution of Nokia's Products to another distributor(s) or to Nokia itself. Any such request by Nokia must be in writing and delivered to Brightpoint on or prior to the effective date of expiration or termination of this Agreement. In such an event, each party shall continue to perform its obligations under this Agreement (except for either party's obligations under Sections 1.4 or 7.1 or Articles 5 or 6) ++ following the effective date of expiration or termination of this Agreement or until such earlier date that Nokia ends the transition period by providing 15 days advance written notice to Brightpoint. Each party shall provide reasonable cooperation and assistance as requested by the other party in connection with such transition of distribution."

         (o)      Section 18A is deleted in its entirety.

         (p) Sections 19.10 and 19.11 are amended in their entirety as follows:

                  "19.10   Intentionally left blank.

                  19.11    Intentionally left blank."

         (q) All references to Attachment 1 to the Agreement shall be deemed to be references to such written documentation issued by Nokia from time-to-time during the Term of the Agreement specifying the Products offered for sale to Brightpoint under the Agreement and the prices therefore.

         (r) Attachment 5 to the Agreement is replaced in it entirety with Attachment 5 attached to this Amendment.

         (s) Attachment 10 and Schedule 4.1 to the Agreement are deleted in their entirety.

3. Survival; Conflict. All terms and provisions of the Agreement not specifically amended hereby shall remain in full force and effect. In the event of any conflict between the terms and provisions of this Amendment and the terms and provisions of the Agreement, the terms and provisions of this Amendment shall control.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date first set forth above.


NOKIA INC.                                     BRIGHTPOINT NORTH AMERICA L.P.


                                               By:    Brightpoint North America,
                                                      Inc., its general partner


By:   /s/ Timothy P. Eckersley                 By:     /s/ J. Mark Howell
     -----------------------------------              --------------------------

Name: Timothy P. Eckersley                     Name:   J. Mark Howell
     -----------------------------------              --------------------------

Title:SVP Nokia Inc.                           Title:  President
     -----------------------------------              --------------------------

Date: January 11, 2006                         Date:   January 16, 2006
     -----------------------------------              --------------------------


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                                  ATTACHMENT 5

                              NOKIA DIRECT ACCOUNTS


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